                                                                   Exhibit 10.30

                               FIRST AMENDMENT TO
                             NOTE PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT is entered into as of June 25, 1996 among BETZ LABORATORIES, INC., a Pennsylvania corporation (the "Company"), PUTNAM FIDUCIARY TRUST COMPANY ("Putnam"), in its capacity as successor Trustee (the "Trustee") of The Betz Laboratories, Inc. Employee Stock Ownership and 401(k) Trust (the "ESOT") of the Betz Laboratories, Inc. Employee Stock Ownership and 401(k) Plan (the "Plan"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential").

                              W I T N E S S E T H:


         WHEREAS, the Company adopted the Betz Laboratories, Inc. Employee Stock Ownership Plan (the "Plan") effective January 1, 1989, changed the name of the Plan to the name shown above effective January 1, 1990, and most recently amended and restated the Plan effective January 1, 1994; and


         WHEREAS, pursuant to the Plan and effective January 1, 1989, the Company entered into an Agreement of Trust, with Mellon Bank, N.A. ("Mellon") as trustee ("Trustee"), thereby establishing the ESOT; and

         WHEREAS, as of June 19, 1989, the ESOT and the Company entered into a Note Purchase Agreement ("Note Agreement") with Prudential whereby the ESOT sold and Prudential purchased $100,000,000 principal amount of the ESOT's Notes (guaranteed by the Company), all of which are still held by Prudential; and

         WHEREAS, as of October 1, 1992, the Company removed Mellon as Trustee, appointed Putnam as successor Trustee and amended and restated the foregoing Agreement of Trust, retitling it as "Trust Agreement for Betz Laboratories, Inc. Employee Stock Ownership and 401(k) Plan," and continued the ESOT with the successor Trustee; and

         WHEREAS, the Company desires to acquire certain assets of W.R. Grace & Co.-Conn. and its affiliates pursuant to the Grace Dearborn Worldwide Purchase and Sale Agreement, dated as of March 11, 1996, between the Company and W.R. Grace & Co.-Conn. (the "Acquisition Agreement"); and

         WHEREAS, the Company desires to obtain a $750 million credit facility pursuant to a Credit Agreement, dated as of June 20, 1996 among the Company, Betz Canada Inc., the banks parties thereto (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent for the Banks (the "Credit Agreement"); and

         WHEREAS, the consummation of the transactions contemplated by the Acquisition Agreement and the Credit Agreement may cause the Company to be in breach of certain covenants contained in the Note Agreement; and

         WHEREAS, in connection with the consummation of the transactions contemplated by the Acquisition Agreement and the Credit Agreement, the parties hereto desire to amend certain provisions of the Note Agreement, as provided for herein.

         NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.       Amendments to Note Agreement

         (a) Paragraph 5A of the Note Agreement is amended by deleting the phrase "paragraphs 6A, 6B and 6C" from the second sentence thereof and replacing it with the phrase "paragraphs 6A, 6B(b), 6C(g), (h) and (i), 6D, 6E, 6F and 6G."

         (b) Paragraph 6 of the Note Agreement is hereby deleted in its entirety, and the following is hereby inserted in lieu hereof:

                  6. NEGATIVE COVENANTS. The provisions of this paragraph 6 shall remain in effect only so long as any Note shall remain outstanding.

                  6A. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time during any fiscal period set forth below be less than an amount equal to the sum of (i) $270,000,000 plus (ii) an amount equal to 25% of Consolidated Net Income for each fiscal quarter of the Company ending after June 30, 1996 and on or prior to the date of determination, in each case, for which Consolidated Net Income is positive (but with no deduction on account of negative Consolidated Net Income for any fiscal quarter of the Company) plus (iii) 50% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Board of Directors of the Company), received by the Company from the issuance and sale after the date hereof of any capital stock of the Company (other than the proceeds of any issuance and sale of any capital stock (x) to a Subsidiary of the Company of (y) which is required to be redeemed, or is redeemable at the option of the holder, at any time) or in connection with the conversion or exchange of any Debt of the Company into capital stock of the Company after December 31, 1995 (such sum being the "Minimum Permissible Consolidated Net Worth"); provided that the Minimum Permissible Consolidated Net Worth shall be reduced by an amount not to exceed $15,000,000 for the after-tax effect of restructuring charges actually taken by the Company in relation to its acquisition of the Dearborn Business.

                  6B.      Mergers and Sales of Assets.

                           (a) The Company will not consolidate or merge with or
                  into any other Person; provided that the Company may merge with another Person if (x) the Company is the corporation surviving such merger and (y) after giving effect to such merger, no Default shall have occurred and be continuing.

                           (b) The Company will not sell, lease or otherwise
                  transfer, directly or indirectly, assets (exclusive of assets transferred in the ordinary course of business and any Permitted Receivables Disposition) if after giving effect to such transfer the aggregate book value of assets so transferred subsequent to June 20, 1996 would exceed 25% of Consolidated Assets of the day preceding the date of such transfer.

                  6C. Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Mortgage upon any asset now owned or hereafter acquired by it, except:

                           (a) Mortgages existing on the date of the acquisition
                  by the Company of the Dearborn Business securing Debt outstanding on such date in an aggregate principal or face amount not exceeding $15,000,000;

                           (b) any Mortgage existing on any asset of any Person
                  at the time such Person becomes a Subsidiary and not created in contemplation of such event;

                           (c) any Mortgage on any asset securing Debt incurred
                  or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Mortgage attaches to such asset concurrently with or within 90 days after the acquisition or completion of construction thereof;

                           (d) any Mortgage on any asset of any Person existing
                  at the time such Person is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

                           (e) any Mortgage existing on any asset prior to the
                  acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

                           (f) any Mortgage arising out of the refinancing,
                  extension, renewal or refunding of any Debt secured by any Mortgage permitted by any of the foregoing clauses of this paragraph, provided that the proceeds of such Debt are used solely for the foregoing purpose and to pay financing costs and such Debt is not secured by any additional assets;

                           (g) Mortgages arising in the ordinary course of its
                  business which (i) do not secure Debt or Derivatives Obligations (ii) do not secure any obligation in an amount exceeding $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                           (h) Mortgages on cash and cash equivalents securing
                  Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Mortgages may at no time exceed $25,000,000;

                           (i) Mortgages for current taxes, assessments and
                  other governmental charges not yet due and payable or being contested in good faith and as to which adequate reserves in accordance with generally accepted accounting principles have been established;

                           (j) Mechanics, materialmen's carrier's,
                  warehousemen's or similar Mortgages for sums not yet due and owing or being contested in good faith and as to which adequate reserves in accordance with generally accepted accounting principles have been established;

                           (k) Mortgages created in connection with Permitted
                  Securitization Transactions; provided that, except for the assets transferred pursuant to Permitted Receivables Dispositions made in connection with such Permitted Securitization Transactions, no such Mortgage may extend to any assets of the Company or any Subsidiary of the Company that is not a Bankruptcy Remote Subsidiary; and

                           (l) Mortgages not otherwise permitted by the
                  foregoing clauses of this paragraph 6C securing Debt in an aggregate principal or face amount at any date not to exceed 10% of Consolidated Net Worth.

                  6D. Debt to Total Capital. The ratio of Consolidated Debt to Total Capital shall not exceed during any period set forth below the applicable ratio set forth below for such period.

              Period                                         Ratio
              ------                                         -----
June 28, 1996 - December 30, 1996                               72%

December 31, 1996 - December 30, 1997                           70%

December 31, 1997 - December 30, 1998                           65%

December 31, 1998 - December 30, 1999                           57%

December 31, 1999 and thereafter                                50%

                  6E. Debt of Subsidiaries. Total Debt of all Subsidiaries (excluding Debt (i) of a Subsidiary to the Company and (ii) of a Subsidiary to a wholly owned Subsidiary) will at no time exceed 30% of Total Capital. For purposes of this paragraph 6E any preferred stock of a Consolidated Subsidiary held by a Person other than the Company or a Wholly-Owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in "Consolidated Debt" and in the "Debt" of such Consolidated Subsidiary.

                  6F. Interest Coverage Ratio. As of the last day of each fiscal quarter of the Company ending during each period set forth below, the Interest Coverage Ratio at such last day will not be less than the ratio set forth below opposite such period:

                    Period                                   Ratio
                    ------                                   -----
Quarter ending December 31, 1996 through quarter          3.00 to 1.00
ending June 30, 1997

Quarter ending September 30, 1997 through quarter         3.25 to 1.00
ending December 31, 1997

Quarter ending March 31, 1998 through quarter ending      3.50 to 1.00
September 30, 1998

Quarter ending December 31, 1998 and all quarters         4.00 to 1.00
thereafter


                  6G. Sale-Leaseback Transactions. Neither the Company nor any of its Subsidiaries will engage in any Sale-Leaseback Transactions unless the Company or such Subsidiary would be entitled, pursuant to the provisions of paragraph 6C, to incur Debt with a principal amount equal to or exceeding the Value of such Sale-Leaseback Transaction secured by a Mortgage on the property to be leased (after giving similar effect to all other Sale-Leaseback Transactions in effect at such time). For purposes of this paragraph 6G, "Value" means, with respect to a Sale-Leaseback Transaction, at any time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale-Leaseback; and (ii) the fair value in the opinion of the Board of Directors of the Company of such property at the time of entering into such Sale-Leaseback Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

                  6H. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchaser or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Company or such Subsidiary as could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock, from paying reasonable compensation to its directors and officers or from entering into other transactions that the Company determines are in its best interests and having a cost to such Person not in excess of $5,000,000.

         (c) Paragraph 7A(a)(i) of the Note Agreement is amended by inserting after the phrase "Gross-up Rate" the phrase "plus the Additional Interest then applicable."

         (d) The first sentence of paragraph 7D of the Note Agreement is amended by inserting after the phrase "Gross-up Rate" and after the phrase "Fully Tax Exempt Rate" the phrase "plus the Additional Interest then applicable."


         (e) Clause (v) of paragraph 9A of the Note Agreement is hereby amended in its entirety to read as follows:


                  (v) any representation, warranty, certification or statement made by the Company or, in the event the Company Notes are not outstanding, the ESOT in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall be false in any material respect on the date as of which made; or

         (f) The following definitions set forth in paragraph 12A of the Note Agreement are hereby deleted:

                  Cash Equivalents
                  Consolidated Funded Debt
                  Consolidated Tangible Gross Worth
                  Consolidated Tangible Net Worth
                  Cumulative Net Income Amount
                  Fixed Charges
                  Funded Debt
                  Interest Expense
                  Rent Expense
                  Tax Expense


         (g) The following definitions set forth in paragraph 12A of the Note Agreement are hereby modified in their entirety so that such definitions, as so modified, shall read as follows:

         "CONSOLIDATED NET INCOME" means, for any fiscal period, the net income of the Company and its Consolidated Subsidiaries, determined on a consolidated basis for such period, exclusive of the effect of any extraordinary or other non-recurring gain or loss (such as non-recurring restructuring and/or integration costs arising as a result of the acquisition to the Dearborn business).

         "MORTGAGES" means, with respect to any asset, any mortgage, lien, pledge, charge or security interest, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Mortgage any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "QUALIFIED TAX-EXEMPT RATE" shall mean 8.15% plus the Additional Interest then applicable.

         (h) The following definitions are hereby added to paragraph 12A of the Note Agreement, to be inserted in the appropriate alphabetical order:

         "ACQUISITION AGREEMENT" means the Grace Dearborn Worldwide Purchase and Sale Agreement, dated as of March 11, 1996, between the company and W.R. Grace & Co.-Conn., and any and all amendments thereto.

         "ADDITIONAL INTEREST" means the quotient of (a) the percentage rate determined in accordance with Schedule X hereto, divided by (b) the Adjustment Fraction in effect as of June 28, 1996.

         "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "Controlling Person") or
(ii) any Person (other than the Company or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "BANKRUPTCY REMOTE SUBSIDIARY" means any Subsidiary of the Company created in connection with a Permitted Securitization Transaction whose only material creditors are the purchaser or lender related to such Permitted Securitization Transaction and the Company or any Subsidiary of the Company that is the originator and seller or contributor of accounts receivable to such Subsidiary in connection with a Permitted Securitization Transaction.

         "CONSOLIDATED ASSETS" means at any date the assets of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "CONSOLIDATED DEBT" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "CONSOLIDATED EBIT" means, for any fiscal period, Consolidated Net Income for such period, excluding the effect of foreign currency translation gains and losses arising out of operations of hyperinflationary economies, plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense and (ii) income tax expense.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense of the Company and its Consolidated Subsidiaries determined on a consolidated basis for such period (excluding amortization of deferred financing costs).

         "CONSOLIDATED NET WORTH" means at any date the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries determined as of such date (other than any amount attributable to stock which is required to be redeemed or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise), excluding the effect thereon of foreign currency translation gains and losses arising after June 30, 1996 out of operations in hyperinflationary economics.

         "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

         "CREDIT AGREEMENT" means the Credit Agreement, dated as of June 20, 1996 among the Company, Betz Canada Inc., the banks parties thereto (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent for the Banks.

         "DEARBORN BUSINESS" has the meaning set forth in the Acquisition Agreement.

         "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable, construction retentions and similar items arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all noncontingent obligations (and, for purposes of paragraph 6C, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Mortgage on any asset of such Person up to the greater of fair market value or book value of such asset, whether or not such Debt is otherwise an obligation of such Person and (vii) all Debt of others Guaranteed by such Person.

         "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "INTEREST COVERAGE RATIO" means at the end of any fiscal quarter of the Company the ratio of (i) Consolidated EBIT for the four consecutive fiscal quarters of the Company and its Consolidated Subsidiaries ending of such date to
(ii) Consolidated Interest Expense for such period; provided that for the periods ended December 31, 1996 and March 31, 1997, such ratio shall be calculated from July 1, 1996 through the fiscal quarter then ended.

         "PERMITTED RECEIVABLES DISPOSITION" means any transfer (by way of sale, pledge or otherwise) by the Company or any Subsidiary to any other Person (including a Bankruptcy Remote Subsidiary) of accounts receivable and other rights to payment (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise and including the right to payment of interest or finance charges) and related contract and other rights and property (including all general intangibles, collections and other proceeds relating thereto, all security therefor (and the property subject thereto), all guarantees and other agreements or arrangements of whatsoever character from time to time supporting such right to payment, and all other right, title and interest in goods relating to a sale which gave rise to such right of payment) in connection with a Permitted Securitization Transaction.

         "PERMITTED SECURITIZATION TRANSACTION" means any receivables purchase or financing transaction pursuant to which the Company or a Subsidiary (including a Bankruptcy Remote Subsidiary) sells or grants a security interest in its accounts receivable or its Subsidiaries (and related rights and property as described in the definition of Permitted Receivables Disposition) or an undivided interest therein, provided that (i) the aggregate principal or invested amount outstanding at any one time under all such facilities shall not exceed $100,000,000 and (ii) the recourse of the purchaser or lender with respect to such transaction for losses resulting from an obligor's failure to pay a receivable due to credit problems is limited to such accounts receivable or an interest therein, and the collections thereof.

         "SALE-LEASEBACK TRANSACTION" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any property that, or of any property similar to and used for substantially the same purposes as any other property that, has been or is to be sold, assigned, transferred or otherwise disposed of by the Company or any of its Subsidiaries to such Person with the intention of entering into such a lease.

         "TOTAL CAPITAL" means, at any date, the sum of (x) Consolidated Debt plus (y) consolidated shareholders' equity of the Company and its Consolidated Subsidiaries (including for this purpose any amount attributable to stock which is required to be redeemed or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise), excluding the effect thereon of foreign currency translation gains and losses arising after June 30, 1996 out of operations in hyperinflationary economies, in each case determined at such date.

         "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

         (i) The Note Agreement is hereby amended by adding as Schedule X thereto Schedule X as annexed to this Amendment.


2. Representations and Warranties of the Company



         The Company hereby incorporates the representations and warranties contained in Article 4 of the Credit Agreement (together with all related defined terms) as in effect on the date hereof by reference herein to the same extent as if set forth at length herein (the "Incorporated Provisions") and hereby makes such representations and warranties (to the knowledge of the Company, when applicable under the Credit Agreement) for the benefit of Prudential in connection with the execution and delivery of this amendment; provided, that references in the Incorporated Provisions to "this Agreement" and "Notes" shall be taken as references to the Note Agreement as amended hereby and to the Notes outstanding thereunder and references to "Agent," "Bank" and "Banks" shall be taken as references to Prudential as Holder of the Notes under the Note Agreement. The Company has heretofore delivered to Prudential true and correct copies of the Information Memorandum (as defined in the Incorporated Provisions) and the financial statements and information referred to in Section
4.4 and Section 4.12 of the Incorporated Provisions.


3. Effectiveness of Agreement

         This Amendment shall become effective upon the delivery to Prudential of an Officer's Certificate certifying: (i) there exists no Default or Event of Default under the Note Agreement (after giving effect to the provisions of this Amendment amending the Note Agreement); (ii) the Company has acquired the Dearborn Business on terms in all material respects as set forth in the Acquisition Agreement; (iii) the representations and warranties of the Company, made in Section 2 of this Amendment are true and correct with the same effect as if made on and as of the date of such Certificate; and (iv) the Initial Funding Date has occurred under the Credit Agreement.

4. Miscellaneous

         (a) Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Note Agreement.

         (b) On and after the effective date of this Amendment, each reference in the Note Agreement and the Notes shall mean and be a reference to the Note Agreement as amended by this Amendment.

         (c) The Note Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

         (d) This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                     BETZ LABORATORIES, INC. EMPLOYEE
                                     STOCK OWNERSHIP AND 401(K) TRUST
                                     ESTABLISHED BY THE BETZ
                                     LABORATORIES, INC. EMPLOYEE STOCK
                                     OWNERSHIP AND 501(K) PLAN

                                     By:   PUTNAM FIDUCIARY TRUST COMPANY
                                           as Trustee

                                     By:
                                        ---------------------------------------
                                        Title:

                                     BETZ LABORATORIES, INC.

                                     By:
                                        ---------------------------------------
                                        Title:

                                     THE PRUDENTIAL INSURANCE COMPANY
                                     OF AMERICA

                                     By:
                                        ---------------------------------------
                                        Title:

                                   SCHEDULE X

                                 PRICING LEVELS

         "Additional Interest" means, for any date, the rate set forth below in the column corresponding to the "Pricing Level" that applies at such date:

Level I             Level II           Level III          Level IV            Level V
 0.00%               0.08%               0.28%              0.38%              0.48%


         "Level I Pricing" applies to any date if, on any Determination Date prior thereto (x) the Company's Interest Coverage Ratio equalled or exceeded 6.5:1 and its FFO/Debt Ratio equalled or exceeded 0.55:1 or (y) the Company's long-term debt was rated A+ or higher by S&P or A1 or higher by Moody's.

         "Level II Pricing" applies at any date if, on any Determination Date prior thereto (i)(x) the Company's Interest Coverage Ratio equalled or exceeded 5.5:1 and its FFO/Debt Ratio equalled or exceeded 0.50:1 or (y) the Company's long-term debt was rated A or higher by S&P or A2 or higher by Moody's and (ii) Level I pricing does not apply.


         "Level III Pricing" applies at any date if, on any Determination Date prior thereto (i)(x) the Company's Interest Coverage Ratio equaled or exceeded 4.0:1 and its FFO/Debt Ratio equalled or exceeded 0.40:1 or (y) the Company's long-term debt was rated BBB+ or higher by S&P or Baal or higher by Moody's and
(ii) neither Level I Pricing nor Level II Pricing applies.


         "Level IV Pricing" applies at any date if, on any Determination Date prior thereto (i)(x) the Company's Interest Coverage Ratio equalled or exceeded 3.0:1 and its FFO/Debt Ratio equalled or exceeded 0.30:1 or (y) the Company's long-term debt was rated BBB or higher by S&P or Baa2 or higher by Moody's and
(ii) none of the Level I Pricing, Level II Pricing and Level III Pricing applies.

         "Level V Pricing" applies at any date if, at any such date, no other Pricing Level applies.

         "Pricing Level" refers to the determination of which Level I, Level II, Level III, Level IV or Level V applies at any date.

         "Determination Date" means any date after June 30, 1996 in respect of determining a Pricing Level.

         "FFO/Debt Ratio" means at the end of any fiscal quarter of the Company the ratio of (x) Funds from Operations for the four fiscal quarters of the Company and its Consolidated Subsidiaries ending on such date to (y) Consolidated Debt as of such date.

         "Funds from Operations" for any period means consolidated net income from continuing operations of the Company and its Consolidated Subsidiaries for such period plus, to the extent

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deducted in determining such consolidated net income for such period, the aggregate amount of depreciation and amortization expense and deferred income taxes, and plus (to the extent deducted in determining such consolidated net income for such period) or minus (to the extent added in determining such consolidated net income for such period) other non-cash operating items excluding changes in operating assets and liabilities.

                  "Moody's" means Moody's Investors Service, Inc.


                  "S&P" means Standard & Poor's Ratings Services.



                  In connection with the determination of Pricing Levels, the following shall apply:


                           (a) The credit ratings to be utilized for purposes of
                  this Schedule are those assigned to the senior unsecured long-term debt securities of the company without third-party credit enhancement, whether or not any such debt securities are actually outstanding, and any rating assigned to any other debt security of the Company shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.


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